                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): APRIL 21, 2003



                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                       1-13289                   76-0069030
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)



                  5847 SAN FELIPE, SUITE 3300
                        HOUSTON, TEXAS                       77057
           (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area code: (713) 789-1400




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ITEM 5.  OTHER EVENTS

         On April 24, 2003, we expect to complete the purchase of our remaining outstanding Zero Coupon Convertible Subordinated Debentures due 2018 for approximately $113 million (the aggregate original issue price plus accrued original issue discount). In January 2003, we purchased all of our outstanding Zero Coupon Convertible Senior Debentures due 2021 for $98.2 million. These purchases were and will be funded by both available cash and draws under our senior secured revolving credit facilities.

         We are currently exploring various opportunities to reduce debt through sales of certain non-core assets. In this connection, we have agreed to sell certain non-core marine assets for approximately $170 million. The transaction is subject to numerous contingencies, including inspection of the rigs to the buyer's satisfaction and the buyer's obtaining certain approvals. Accordingly, no assurance can be given that the sale will be completed.

         On April 21, 2003, we issued a notice pursuant to Rule 135c under the Securities Act of 1933 with respect to a private offering of convertible senior debt securities due 2033. The notice is filed as Exhibit 99.2 to this Current Report and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  99.1     Pride International, Inc. Earnings Guidance Press
                           Release.

                  99.2 Rule 135c Notice issued by Pride International, Inc. on April 21, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

         The following information is furnished under Item 12 of Form 8-K (Results of Operations and Financial Condition) in accordance with Securities and Exchange Commission Release No. 33-8216.

         On April 21, 2003, we issued a press release with respect to our expectations for 2003 first quarter and full year earnings. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PRIDE INTERNATIONAL, INC.


                                  By:  /s/ Earl W. McNiel
                                     ------------------------------------------
                                     Earl W. McNiel
                                     Vice President and Chief Financial Officer


Date: April 21, 2003



























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                                  EXHIBIT INDEX

NO.               DESCRIPTION
---               -----------

99.1              Press Release dated April 21, 2003 of Pride International,
                  Inc.

99.2              Rule 135c Notice issued by Pride International, Inc. on
                  April 21, 2003.


























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